AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT

     This Amendment to Revolving Credit Agreement (this "Amendment") is made as of this 6th day of February, 1998 by and between:

     WINDSWEPT ENVIRONMENTAL GROUP, INC., a corporation organized under the laws of the State of Delaware (the "Borrower"); and

     NORTH FORK BANK, a banking corporation chartered under the laws of New York (the "Bank").

                              W I T N E S S E T H:

     WHEREAS:

     (A) The Borrower and the Bank are parties to a Revolving Credit Agreement, dated as of May 22, 1997 (as amended through the date hereof, the "Agreement");

     (B) The Borrower has requested the Bank to release its lien on certain accounts receivable and to subordinate its lien upon certain other accounts receivable of the Borrower and certain of its affiliates in order to permit the Borrower and such affiliates to enter into Purchase and Sale Agreements with Prestige Capital Corporation ("Prestige") pursuant to which the Borrower and such affiliates will sell to Prestige, and Prestige shall purchase from the Borrower and such affiliates, certain accounts receivable of such entities for cash.

     (C) The Bank is willing to release its lien on certain accounts receivable and subordinate its lien upon certain other accounts receivable of the Borrower and certain of its affiliates in order to permit such entities to sell such released accounts receivable to Prestige subject to the terms and provisions hereof.

     (D) Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1. Amendments to Revolving Credit Agreement.

     This Amendment shall be deemed to be an amendment to the Agreement and shall not be construed in any way as a replacement or substituting therefore. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Agreement as if such terms and provisions were set forth in full herein.

     Section 1.1. As of the date hereof, the Borrower shall no longer be entitled to borrow from the Bank pursuant to Article 2 of the Agreement, and the outstanding principal balance of the Loans, after repayment of all sums in excess of $200,000.00, shall be converted to a term loan and shall be governed by the terms of Article 2A of the Agreement.

     Section 1.2. The  Agreement is hereby  amended by inserting  the  following
Article 2A therein immediately before Article 3:

                            ARTICLE 2A. THE TERM LOAN

          Section 2A.1. Generally. On February 6, 1998, $200,000.00, being the remaining outstanding principal balance of the Loans, shall be converted to a two year term loan (the "Term Loan"). The Term Loan shall bear interest at a variable rate equal to the Prime Rate plus three & 00/100 (3.00%) per cent per annum, as said rate may change from time to time. Interest shall be payable monthly on the date set forth for payments of principal.

          Section 2A.2. Amortization of Term Loan. The principal amount of Term Loan shall be repaid in twenty four (24) consecutive and substantially equal monthly installments of principal in the amount of $8,333.34, with interest thereon, commencing on March 1, 1998 and continuing on the first Banking Day of each calendar month thereafter, with a final installment of all unpaid principal and interest with respect thereto being due and payable on February 1, 2000.

          Section 2A.3. Term Loan Note. The Term Loan shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-1 hereto (the "Term Loan Note"), with appropriate insertions, payable to the order of the Bank and representing the obligation of the Borrower to pay the unpaid principal balance of the Term Loan with accrued and unpaid interest thereon as provided herein. The Bank is hereby authorized to record the date and amount of each payment or prepayment of principal thereof, and the interest rate applicable thereto in such Bank's records and/or on a schedule annexed to and constituting a part of the Term Loan Note, and, absent manifest error, any such recordation shall constitute conclusive evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the Borrower's obligations to repay outstanding amounts under the Term Loan. The Term Loan Note shall (a) be dated February 6, 1998, (b) be stated to mature in 24 consecutive and substantially equal monthly installments of principal in the amount of $8,333.34, with interest thereon, and (c) shall bear interest for a period from the date such Loan is made on the unpaid principal amount thereof at the applicable rates per annum specified herein.


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


          Section 2A.4. Use of Proceeds of the Term Loan. (i) The Borrower shall use the proceeds of the Term Loan to refinance Loans hereunder.

          (ii) The Borrower agrees to indemnify the Bank and its directors, officers, employees, affiliates, agents or other representatives, and hold the Bank and its respective directors, officers, employees, affiliates, agents or other representatives, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and expenses of counsel for any such Person in connection with any investigative, administrative or judicial proceeding, whether or not such Person shall be designated a party thereto) which may be incurred by any such Person, relating to or arising out of this Agreement or any actual or proposed use of any proceeds of Term Loan A hereunder; provided that the Borrower and its Subsidiaries shall not be liable to any such Persons hereunder in connection with any matters resulting from the gross negligence or willful misconduct of the Bank or any such Persons.

          Section 2A.5 Preconditions to Closing of Term Loan. The obligations of the Bank to enter into this Amendment and to make the Term Loan are subject to the conditions precedent that on the date of the execution of the Term Loan Note or within five (5) days thereafter the Bank shall have received
     (a) a guarantee executed by Michael O"Reilly of all liabilities of the Borrower to the Bank under the Agreement, in the form annexed hereto as Exhibit A-2, (b) an intercreditor agreement executed by the Bank and Prestige with regard to the assets the lien on which are being released by the Bank, (c) updates of the certificates referenced as Sections 5.1.A.ii.-v., and the opinion letter referenced as Section 5.1.A.xi., of the Agreement, (d) a "good standing" certificate of the Borrower, and (e) the prepayment of all sums in excess of $200,000.00, as referenced in
     Section 1.1 above.

     Section 1.3. Section 3.3.E, Section 3.4 and Section 7.8 of the Agreement are hereby deleted. For so long as the Borrower in not in default of any of its obligations under the Agreement, the Bank shall not charge any other fees in connection with the Agreement.

     Section 1.4. Article 9 of the Agreement is hereby deleted. The Borrower hereby agrees to maintain all of its operating and other bank accounts with the Bank.

     Section 1.5. Section 10.1 of the Agreement is amended to delete the last two calculations, and to substitute the following in their place and stead:

         2/1/98-4/30/98                           $0
         5/1/98-7/31/98                           $175,000
         Each fiscal quarter thereafter           The amount  required  as of
                                                  the prior  quarter  end plus
                                                  $100,000


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


     Section 1.6. Section 10.4 of the Agreement amended to delete the ratio "1.50:1" therefrom and to the substitute the ratio ".50:1" in its place and stead for the fiscal quarter ending 7/31/98, ".75:1" for the fiscal quarter ending 10/31/98, and "1.00:1" for the fiscal quarter ending 1/31/99 and thereafter.

ARTICLE 2. Representations and Warranties.

     The Borrower hereby represents and warrants to the Bank that:

     Section 2.1. Subject to Section 2.5 of this Amendment, each and every one of the representations and warranties set forth in the Agreement is true as of the date hereof with respect to the Borrower with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

     Section 2.2. No Default or Event of Default, as defined in the Agreement now exists.

     Section 2.3. The Borrower is not in default with respect to any agreement to which it is a party or by which it is bound.

     Section 2.4. No representation, warranty or statement by the Borrower contained herein or in any other document to be furnished by the Borrower in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

     Section 2.5. There is no claim, litigation, investigation or proceeding pending or threatened against or otherwise materially affecting the Borrower's business and except in the ordinary course of the Borrower's business which do not, in the aggregate, affect materially and adversely the financial condition, operations, properties or business of the Borrower.

     Section 2.6. The Security Agreements continue to be in full force and effect and secure all payment and other obligations of the Borrower under the Agreement. The Borrower has not located assets in any new locations since the execution and delivery of the Security Agreements.

ARTICLE 3. Miscellaneous.

     This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


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


     IN WITNESS WHEREOF, each of the undersigned has executed or caused to be duly executed this Waiver as of the date first above written.

                                          WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                          By:/s/ Michael O'Reilly CEO
                                             -------------------------------
                                             Name:
                                             Title:


                                          NORTH FORK BANK


                                          By:/s/ Daniel McGregor, AVP
                                             -------------------------------
                                             Name:  Daniel McGregor
                                             Title: Assistant Vice President


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